UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2016 (May 18, 2016)

SB FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512

(Address of principal executive offices) (Zip Code)

(419) 783-8950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 18, 2016, the Board of Directors of SB Financial Group, Inc., Defiance, Ohio authorized a new share repurchase program for up to four percent or approximately 200,000 common shares of the Company. SB Financial will repurchase shares at times and at prices considered appropriate by management, although exact timing of the repurchases and the number of common shares to be purchased will depend on market conditions and other factors.

Headquartered in Defiance, Ohio, SB Financial is a diversified financial services holding company with two operating subsidiaries: State Bank and DCM. State Bank provides a full range of financial services for consumers and small businesses, including wealth management, mortgage banking and commercial and agricultural lending, operating through a total of 19 banking centers; 18 in nine Ohio counties and one center in Fort Wayne, Indiana, and 22 full-service ATMs. The Company has four loan production offices located throughout the Tri-State region of Ohio, Indiana and Michigan. DCM provides item processing services to community banks located primarily in the Midwest. SB Financial’s common stock is listed on the NASDAQ Capital Market under the symbol “SBFG”.  SB Financial’s preferred stock is listed on the NASDAQ Capital Market under the symbol “SBFGP”.

In May 2016, SB Financial was ranked #160 on the American Banker Magazine’s list of Top 200 Publicly Traded Community Banks and Thrifts based on three-year average return on equity (“ROE”).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB FINANCIAL GROUP, INC.

Dated: May 20, 2016	By:	/s/ Anthony V. Cosentino
Anthony V. Cosentino
Chief Financial Officer

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